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                                                                   EXHIBIT 10.24


                        AGREEMENT FOR PURCHASE AND SALE

                                       OF

                                     ASSETS

                                       OF

                            SAEZ REFRIGERATION, INC.

                                      AND

                      SAEZ REFRIGERATION OF HIALEAH, INC.

                                  BY AND AMONG


                               PAMECO CORPORATION

                            SAEZ REFRIGERATION, INC.

                      SAEZ REFRIGERATION OF HIALEAH, INC.

                                 PEDRO J. SAEZ

                                CONSUELO C. SAEZ

                                      AND

                                   JORGE SAEZ



                             DATED AUGUST 11, 1997

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                   AGREEMENT FOR PURCHASE AND SALE OF ASSETS
                          OF SAEZ REFRIGERATION, INC.
                    AND SAEZ REFRIGERATION OF HIALEAH, INC.


          THIS AGREEMENT is made and entered into on this 11th day of august, 1997, by and among PAMECO CORPORATION, a Georgia corporation ("PURCHASER"), SAEZ REFRIGERATION, INC., a florida corporation ("REFRIGERATION"), SAEZ REFRIGERATION OF HIALEAH, INC., a Florida corporation ("HIALEAH"; Hialeah and Refrigeration each, a "SELLER" and collectively "SELLERS"), PEDRO J. SAEZ ("PEDRO SAEZ"), CONSUELO C. SAEZ ("CONSUELO SAEZ") and JORGE SAEZ ("JORGE SAEZ"; and together with pedro saez and consuelo saez, the "SAEZ SHAREHOLDERS").

                              W I T N E S S E T H:
                              - - - - - - - - - --

          WHEREAS, sellers are engaged in the business of wholesale distribution of heating, ventilating, air conditioning and refrigeration systems and equipment at the respective business locations identified in EXHIBIT A attached hereto (the "SELLERS' BUSINESS"); and

          WHEREAS, upon the terms and subject to the conditions contained in this Agreement, each seller desires to sell, convey, transfer and assign to purchaser, and purchaser desires to purchase and acquire from each seller, substantially all of such Seller's assets;

          NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   PURCHASE AND SALE
     -----------------

          1.1.  PURCHASE AND SALE OF ASSETS.  Subject to the terms and
                ---------------------------
conditions contained herein, each Seller hereby sells, conveys, transfers and assigns to Purchaser, and in reliance on and subject to the representations, warranties, covenants and agreements contained herein, Purchaser hereby purchases and acquires from each Seller, all of such Seller's right, title and interest in and to all of the assets and properties of such Seller, free and clear of all Liens (such term and certain other capitalized terms being defined in ARTICLE 7), other than the Permitted Exceptions (as defined in SECTION 3.8) (all of such assets and properties of Sellers collectively, the "TRANSFERRED ASSETS"), including, without limitation,

          (i) all of such Seller's fixed assets, including, without limitation, those described and identified in SCHEDULE 1.1(A) (collectively, the "FIXED ASSETS");

          (ii) all of such Seller's inventories, including those described and identified in SCHEDULE 1.1(B) (collectively, the "INVENTORIES");

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          (iii)  all of such Seller's trade accounts receivables, including those identified in SCHEDULE 1.1(C) (collectively, the "RECEIVABLES");

          (iv) all of such Seller's right, title and interest under the material contracts and agreements identified in SCHEDULE 1.1(d) and any personal or other guarantees made in favor of such Seller (or both Sellers) to secure the obligations of any customer (the "ASSIGNED CONTRACTS"); and

          (v) all of the trade names under which any location of such Seller has been or is operated, as set forth in EXHIBIT A; and

          (vi) all of such Seller's right, title and interest in and to all other operating assets of such Seller (collectively, the "OTHER ASSETS"), including:

                    A. all of such Seller's business, proprietary or confidential information;

                    B.  all of such Seller's telephone and facsimile numbers;

                    C. all rights in and to insurance and indemnity claims relating to the Transferred Assets;

                    D. all rights, choses in action and claims (known or unknown, matured or unmatured, accrued or contingent) against third Persons (as defined in ARTICLE 7) arising out of or related to the other Transferred Assets; and

                    E.  all goodwill and going concern rights of such Seller.

          1.2.  EXCLUDED ASSETS.  Notwithstanding anything in this Agreement
                ---------------
to the contrary, the Transferred Assets shall not include the following assets and properties (the "EXCLUDED ASSETS"): (a) any right, title and interest of either Seller under or related to this Agreement and the agreements, instruments and documents contemplated to be executed in connection herewith; and (b) the items listed on SCHEDULE 1.2.

          1.3.  ASSUMPTION OF CERTAIN LIABILITIES.  Purchaser hereby assumes
                ---------------------------------
and agrees to pay or perform, in accordance with their terms, (a) each of the trade payables of Sellers reflected in the Reference Date Balance Sheet (as defined in SECTION 3.6) and updated through the Closing and reflected on the Estimated Closing Date Balance Sheet, (b) all obligations under the Assigned Contracts, and (c) the liabilities and obligations identified on SCHEDULE 1.3 (collectively, the "ASSUMED LIABILITIES"). Following the Closing, and as a convenience for Sellers, Purchaser will, upon receipt of documentation acceptable to Purchaser, satisfy up to $200,000 of trade accounts payable arising prior to the Closing which were not reflected on the Estimated Closing Date Balance Sheet, and Sellers and the Saez Shareholders shall reimburse

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Purchaser for all such payments,  first from the Escrow Fund to the extent thereof, and thereafter from Sellers and the Saez Shareholders, jointly and severally.

          1.4.  OBLIGATIONS NOT ASSUMED.  Except for the Assumed Liabilities
                -----------------------
(which shall not include any obligation or Liability (as defined in ARTICLE 7) arising from any default, breach, misfeasance, malfeasance or nonfeasance by Sellers), Purchaser shall not assume any Liability of either Seller of any kind, and each Seller shall pay, satisfy and perform all of its respective Liabilities when lawfully due (other than the Assumed Liabilities), which may affect in any way the Transferred Assets or Purchaser's ownership or operation thereof after the Closing (as defined in SECTION 1.8) (collectively, the "EXCLUDED LIABILITIES"). Without limiting the generality of the foregoing, the Excluded Liabilities shall include, and under no circumstances shall Purchaser be deemed to assume any Liability of either Seller arising out of or relating to: (a) any actual or alleged tortious conduct of such Seller or any of its employees or agents (other than post-Closing conduct by Purchaser's employees, including former employees of Sellers); (b) any product liability claim arising out of a product sold by either Seller prior to the Closing; (c) any claim for breach of warranty or contract by such Seller; (d) any claim predicated on strict liability or any similar legal theory based on acts, omissions, events or circumstances prior to the Closing; (e) any actual or alleged violation of any Law (as defined in ARTICLE 7) occurring prior to the Closing; (f) any business or business activities of such Seller which are not part of the operation of the Sellers' Business; (g) any Liability for Taxes (as defined in ARTICLE 7) of any kind or character of Sellers; (h) any Liability relating to an Excluded Asset;
(i) any Liability relating to such Seller's ERISA Plans (as defined in SECTION 3.17); or (j) any Liability of such Seller under or arising by reason of this Agreement, or incurred in connection with the transactions contemplated by this Agreement, including, without limitation, legal and accounting fees and expenses. Notwithstanding any other provision of this Agreement, the obligations of each Seller with respect to all Liabilities other than the Assumed Liabilities shall survive the Closing and the transactions contemplated by this Agreement.

          1.5.  SALES TAXES.  Purchaser shall be responsible for the payment
                -----------
of all sales, use, excise, transfer, value added and similar taxes imposed by any Government (as defined in ARTICLE 7) in any jurisdiction in connection with the transactions contemplated by this Agreement.

          1.6.  PRORATION.  There shall be prorated between Purchaser and each
                ---------
Seller as of the close of business on the date hereof, the following accrued or prepaid items relating to such Seller's operations: rents, utilities and other payments due under the Assigned Contracts. Such proration shall be determined by the parties within thirty (30) days after the date hereof.

          1.7.  ALLOCATION.  The Purchase Price shall be allocated among the
                ----------
Transferred Assets as set forth in SECTION 1.9 in conformity with Section 1060(b) of the Internal Revenue Code of 1986, as amended (the "CODE"), and the regulations promulgated thereunder. After the date hereof, Purchaser's accountants in consultation with Sellers' accountant shall make any adjustments required to such allocations, and Sellers agree to cooperate in filing all information required by Section 1060(b) of the Code and the regulations thereunder, and to take no position on or with

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respect to any income tax return, report or filing (including, without limitation, amendments thereto) inconsistent with such allocation.

          1.8.  CLOSING. (a) Consummation of the transactions contemplated in
                -------
this Agreement (the "CLOSING") shall take place at the offices of Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, at 10:00 a.m. Atlanta, Georgia time, on August 11, 1997 (the "CLOSING DATE").

          (b) Promptly following the close of business on the last business day preceding the Closing Date, each Seller and Purchaser shall have jointly conducted a physical count of all of such Seller's inventory, equipment, and other tangible personal property to be transferred hereunder, and each Seller shall have marked all such property in any reasonable manner requested by Purchaser for the purpose of identifying such property as Transferred Assets subject to the interest of Purchaser hereunder.

          (c)  At the Closing:

          (i) Each Seller shall convey to Purchaser all of such Seller's right, title and interest in and to the Transferred Assets, free and clear of any and all Liens (other than the Permitted Exceptions), and in furtherance thereof shall deliver to Purchaser an Assignment and Bill of Sale in substantially the form of EXHIBIT B attached hereto, and such other deeds, bills of sale, assignments, certificates of title, documents and other instruments of transfer and conveyance as Purchaser and its legal counsel shall reasonably request.

          (ii) Upon such delivery by each Seller, Purchaser shall pay the Preliminary Purchase Price in accordance with SECTION 1.10, and Purchaser shall assume the Assumed Liabilities by delivering to each Seller an Assumption Agreement in substantially the form of EXHIBIT C attached hereto.

          (iii) The parties shall mutually agree upon an estimated consolidated balance sheet reflecting the assets and liabilities of Sellers as of the Closing Date (the "ESTIMATED CLOSING DATE BALANCE SHEET"). Except as expressly provided herein, the Estimated Closing Date Balance Sheet shall have been prepared in accordance with GAAP (as defined in ARTICLE 7), and the estimated figure for inventory, equipment and other tangible personal property shall be based on the physical count conducted pursuant to SECTION 1.8(B), provided that inventory shall be valued at the lower of the relevant Seller's cost or fair market value on the Closing Date, and tangible fixed assets shall be included on the Estimated Closing Date Balance Sheet only if they are identifiable, and those which are identifiable shall be reflected at their book value (net of depreciation).

          (d) All deliveries, payments and other transactions and documents relating to the Closing shall be interdependent and none shall be effective

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unless and until all are effective (except to the extent that the party entitled to the benefit thereof has waived satisfaction or performance thereof as a condition precedent to the Closing).

          (e) (i) From time to time and at any time, at Purchaser's request, whether on or after the Closing, and without further consideration, each Seller shall, at its own expense, execute and deliver such further documents and instruments of sale, transfer, conveyance and assignment, and shall take such further reasonable actions as may be necessary or desirable, in the opinion of Purchaser, to transfer and convey to Purchaser all right, title and interest in and to the Transferred Assets, free and clear of all Liens (other than the Permitted Exceptions) or as may otherwise be necessary or desirable to carry out the intent of this Agreement.

          (ii) From time to time and at any time, at either Seller's request, whether on or after the Closing, and without further consideration, Purchaser shall, at its own expense, execute and deliver such further documents and instruments of assumption and shall take such further reasonable actions as may be necessary or desirable, in the reasonable opinion of Seller, to evidence the assumption of the Assumed Liabilities as contemplated hereby, or as may otherwise be necessary or desirable to consummate the transactions contemplated hereunder at the Closing or to carry out the intent of this Agreement.

          1.9.  PURCHASE PRICE.  The aggregate consideration  (the "PURCHASE
                --------------
PRICE") for the Transferred Assets shall be equal to the sum of (a) $4,500,000, adjusted on a dollar for dollar basis, by the amount of any changes in the net assets of Sellers, as reflected on the Estimated Closing Date Balance Sheet, from that reflected on the Reference Date Balance Sheet, plus (b) the assumption of the Assumed Liabilities. The Purchase Price will be calculated, paid, and subject to adjustment as set forth in the remainder of this ARTICLE. In all cases, unless otherwise provided herein or agreed by the parties, 70% of the Purchase Price payable to the Sellers shall be payable to Refrigeration and 30% shall be payable to Hialeah.

          1.10.  PRELIMINARY PURCHASE PRICE.  At the Closing, (a) the parties
                 --------------------------
will estimate the amount payable pursuant to SECTION 1.9(A) (the "PRELIMINARY PURCHASE PRICE") based upon the Estimated Closing Date Balance Sheet, (b) Purchaser shall pay to Sellers in cash an amount equal to the Preliminary Purchase Price less $400,000, and (c) Purchaser shall deposit with First Union National Bank ("ESCROW AGENT") the sum of $400,000, to be invested, held and disbursed in accordance with that certain Escrow Agreement, of even date herewith, among Purchaser, Sellers and Escrow Agent in substantially the form attached hereto as EXHIBIT D (such sum, together with all interest thereon and other accretions thereto, the "ESCROW FUND").

          1.11.  PREPARATION OF CLOSING DATE BALANCE SHEET.  (a)  Within 180
                 -----------------------------------------
days after the Closing Date, Purchaser, at its sole cost and expense, will prepare and deliver to Sellers a consolidated balance sheet with respect to the Sellers (the "DRAFT BALANCE SHEET") as of the start of business on the Closing Date, and a written calculation of the net assets of Sellers therefrom (the "CALCULATION"). Purchaser will prepare the Draft Balance Sheet in accordance with GAAP, with the exceptions noted in SECTION 1.8(C)(III).

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          (b) Sellers shall have thirty (30) days after receiving the Draft
Balance Sheet and the Calculation in which to deliver written notice of objection thereto to Purchaser. Failure to object in writing within such thirty
(30) day period shall constitute Sellers' final and binding acceptance of the Draft Balance Sheet and the Calculation. If Purchaser and Sellers cannot agree upon the Draft Balance Sheet and the Calculation within thirty (30) days after Purchaser receives Sellers' written notice of objection, if any, they shall retain the accounting firm of Deloitte & Touche LLP to resolve the remaining issues. Sellers and Purchaser shall each pay 50% of such accounting firm's fees and expenses.

          (c) The determination of such accounting firm will be conclusive and binding upon the parties and shall be reflected in a final consolidated balance sheet with respect to Sellers approved or prepared by such accountants in accordance with the principles set forth in SECTION 1.8(C)(III). The consolidated balance sheet of Sellers as at the start of business on the Closing Date and the Calculation, whether determined by agreement of the parties or by such accountants as the case may be, shall be referred to herein as the "CLOSING DATE BALANCE SHEET."

          1.12.  POST-CLOSING SETTLEMENT.  (a) If the net assets of Sellers as
                 -----------------------
reflected on the Closing Date Balance Sheet:

          (i) exceed their net assets as reflected on the Estimated Closing Date Balance Sheet, the Purchaser shall pay to Sellers in cash an amount equal to such excess.

          (ii) is less than their net assets as reflected on the Estimated Closing Date Balance Sheet, then Sellers shall reimburse Purchaser in cash an amount equal to such difference, provided that such reimbursement shall be made first, from the Escrow Fund to the extent thereof, and thereafter by Sellers and the Saez Shareholders, jointly and severally.

          (b) Any payment or reimbursement required to be made pursuant to
SECTION 1.12(A) shall be made no later than fifteen (15) days after the date the Closing Date Balance Sheet is adopted.

          1.13.  RECEIVABLES. (a)  Sellers hereby grant to Purchaser the
                 -----------
power, right and authority, coupled with an interest, to receive, endorse, cash, deposit, and otherwise deal with, in the name of either Seller and in a manner consistent with this SECTION 1.13, any checks, drafts, documents, and instruments evidencing payment of the Receivables which are payable to, payable to the order of, or endorsed in favor of, either Seller.

          (b) Each Seller shall provide Purchaser prior to the Closing a schedule describing in reasonable detail each of the Receivables which are being transferred hereby. Purchaser shall have the right during the period beginning on the Closing Date and ending on the date which is one hundred eighty (180) days after the Closing Date (such date, the "SETTLEMENT DATE"; such period, the "COLLECTION PERIOD") to notify the account debtors of the Receivables to

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direct payment to such place as Purchaser shall from time to time designate.
Sellers shall indemnify Purchaser and its Affiliates (as defined in ARTICLE 7) from and against any and all claims, demands, actions, damages, losses, Liabilities and expenses (including reasonable attorneys' fees and amounts paid in settlement) suffered or incurred by Purchaser or its Affiliates by reason of or arising out of any defense, setoff, counterclaim, recoupment, or reduction of liability of any account debtors under the Receivables and which are attributable to any act or omission on the part of Sellers that occurred prior to the Closing. Sellers hereby ratify, to the extent permitted by law, all acts that Purchaser lawfully does or causes to be done pursuant to the powers granted pursuant to this SECTION 1.13, and neither Purchaser, its Affiliates nor their respective officers, directors, employees, agents or representatives shall be responsible to either Seller for any act or failure to act under this SECTION 1.13, except for their own gross negligence or willful misconduct. Notwithstanding anything in this SECTION 1.13 to the contrary, Purchaser shall not compromise any Receivable without the prior written consent of the Seller that transferred such Receivable to Purchaser (the "TRANSFERRING SELLER").

          (c) During the Collection Period, Purchaser shall have the exclusive right to collect the Receivables and neither Seller shall, directly or indirectly, engage in any collection efforts with respect to the Receivables other than with respect to Receivables the collection of which has been relinquished by Purchaser to such Seller in writing.

          (d) Any Receivables which were ninety (90) days past due as of the Closing Date and which are not collected by Purchaser within the Collection Period using commercially reasonable collection efforts (which shall include sending invoices and other notices of amounts due, but shall not include the use of outside collection services) shall be re-transferred to the Transferring Seller within five days after the expiration of the Collection Period. Thereafter, the Transferring Seller shall be authorized to attempt to collect such Receivables for such Transferring Seller's own account. Sellers shall pay to Purchaser in cash an amount equal to the amount of such re-transferred Receivables, provided that such amount shall be paid from the Escrow Fund to the extent thereof, and thereafter by Sellers and the Saez Shareholders, jointly and severally.

          (e) If, within the Collection Period, after using commercially reasonable collection efforts, Purchaser collects with respect to the Receivables that were less than 90 days past due as of the Closing Date (the "RECENT RECEIVABLES") less than the amount of the Recent Receivables reflected on the Estimated Closing Date Balance Sheet (less the reserve for bad debts applicable thereto), then Sellers and the Saez Shareholders shall promptly pay the Purchaser in cash an amount equal to the difference between the amount collected by Purchaser with respect to the Recent Receivables during the Collection Period and the amount of such Receivables reflected on the Estimated Closing Date Balance Sheet (less the reserve for bad debts applicable thereto). Such payment shall be made first from the Escrow Fund, to the extent thereof, and thereafter from Sellers and the Saez Shareholders, jointly and severally. If, within the Collection Period, Purchaser collects with respect to the Recent Receivables more than the amount reflected on the Estimated Closing Date Balance Sheet with respect thereto (less the

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applicable reserve for bad debts), then the excess of such collections shall be applied on a dollar for dollar basis to offset any amount otherwise payable to Purchaser pursuant to SECTION 1.13(D).

2.   ADDITIONAL AGREEMENTS
     ---------------------

          2.1.  EXPENSES.   All expenses incurred by Purchaser in connection
                --------
with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, counsel and accountants for Purchaser, shall be paid by Purchaser. All expenses incurred by Sellers or the Saez Shareholders in connection with the negotiations among the parties, and the authorization, preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, counsel and accountants for Sellers or the Saez Shareholders shall be paid by Sellers or the Saez Shareholders.

          2.2.  BROKERS.  Sellers and the Saez Shareholders hereby represent
                -------
and warrant that no broker or finder has acted on their behalf in connection with this Agreement or the transactions contemplated herein. Purchaser hereby represents and warrants that no broker or finder has acted on its behalf in connection with this Agreement or the transactions contemplated herein.

          2.3.  COVENANT AGAINST COMPETITION.  (a) In order to induce
                ----------------------------
Purchaser to enter into and perform this Agreement, each Seller and each Saez Shareholder covenants and agrees that, for a period of five years beginning on the Closing Date, it will not, without the prior written consent of Purchaser, for its own account or jointly with another, directly or indirectly, for or on behalf of any Person, as principal, agent, shareholder, participant, partner, promoter, manager, consultant, sales representative, employee or otherwise, except on behalf of Purchaser:

          (i) engage or invest in, consult with, or own, control, manage, assist or otherwise participate in the ownership, control or management of, or render services or advice to, or lend its name to, any business engaged in the purchase for resale, sale or distribution within the Territory (as defined in ARTICLE 7) (which is the territorial extent of the Sellers' Businesses on the date hereof) of heating, ventilating, air conditioning and refrigeration systems and equipment ("PRODUCTS");

          (ii) solicit or assist in the solicitation of any Person having an office or place of business within the Territory and to whom either Seller sold or provided any Products on, or during the two year period prior to, the Closing Date, for the purpose of obtaining the patronage of such Person for the purchase of any Products;

          (iii) solicit or induce, or in any manner assist in the solicitation or inducement of, any Person employed by either Seller (as an employee, independent contractor or otherwise) to leave such employment, whether or not such employment is pursuant to a contract and whether or not such employment is at will; or

          (iv) use, disclose or reveal to any Person, any Confidential Information (as defined below); provided, however, that this SECTION 2.3(A)(IV) shall cease to apply after the second anniversary of the Closing Date with respect to Confidential Information that does not constitute a trade secret under applicable Law; provided, further, that the obligations imposed by this
SECTION 2.3(A)(IV) shall continue indefinitely with respect to Confidential Information that constitutes a trade secret under applicable Law.

          (b) Notwithstanding anything herein to the contrary, it shall not be a breach of the covenants contained in SECTION 2.3(A) for Sellers and the Saez Shareholders, in the aggregate, to own up to three percent of any class of publicly traded securities of any Person.

          (c) Although the parties have, in good faith, used their best efforts to make the provisions of this SECTION 2.3 reasonable in both geographic area and in duration in light of the financial aspects of the transaction, and it is not anticipated, nor is it intended, by any party hereto that a Tribunal (as defined in ARTICLE 7) of competent jurisdiction would find it necessary to reform the provisions hereof to make it reasonable in both geographic area or in duration, the parties understand and agree that if a Tribunal of competent jurisdiction determines it necessary to reform the scope of this SECTION 2.3 in order to make it reasonable in either geographic area or duration, or otherwise, then damages, if any, for a breach hereof, as so reformed, would be deemed to accrue to Purchaser as of and from the date of such a breach only in so far as the damages for such breach relate to an action which occurred within the scope of the geographic area or duration as so reformed.

          (d) For purposes of this Agreement, "CONFIDENTIAL INFORMATION" means any and all technical, business and other information of either Seller (which information is being acquired by Purchaser under this Agreement) which derives economic value, actual or potential, from not being generally known to the public, including, without limitation, technical or nontechnical data, compositions, devices, methods, techniques, drawings, inventions, processes, financial data, financial plans, product plans, lists or information concerning actual or potential customers or suppliers, information regarding business plans and operations, methods and plans of operation, marketing strategies, sales and distribution plans or strategies, cost information, pricing strategies, and acquisition and investment plans.

          2.4.  GOVERNMENT FILINGS.  The parties shall make, or cause to be
                ------------------
made, all filings and submissions required to be made to any Government in connection with the transactions contemplated by this Agreement. Each party shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any Government.

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          2.5.  EMPLOYEES.      (a) Pedro Saez and Jorge Saez will enter into
                ---------
employment agreements with Purchaser in the forms attached hereto as EXHIBIT E-1 and E-2, respectively.

          (b) Purchaser agrees to offer employment at will to those employees of Sellers, listed on SCHEDULE 2.5, subject to the terms, conditions and policies applicable to Purchaser's employees generally, including acceptance of non-competition, non-disclosure and non-solicitation covenants satisfactory to Purchaser. Prior to the Closing, Sellers shall have provided all employees of Sellers not listed on SCHEDULE 2.5 with notice of termination and severance benefits in accordance with Seller's policies and practices. Notwithstanding anything to the contrary herein, Purchaser agrees to offer employment, subject to the other terms, conditions and policies applicable to Purchaser's employees generally, to Cesar Sordo for a period of not less than six (6) months after the Closing Date, and to provide Mr. Sordo with six (6) months severance pay upon any termination of his employment by Purchaser without cause, provided that the amount of such severance pay shall have been accrued on Sellers' books prior to the Closing Date and reflected on the Estimated Closing Date Balance Sheet and the Closing Date Balance Sheet. Notwithstanding the foregoing, no employee of Sellers shall be deemed a third party beneficiary of this Agreement.

          2.6.  LEASES.  The Saez Shareholders shall cause Cope Investment,
                ------
Inc., a Florida corporation and Affiliate of Pedro Saez ("COPE"), as landlord, to execute and deliver to Purchaser, as tenant, a lease with respect to the Leased Real Property at 8290 N.W. 25th Street, Miami, Florida, 33122, which Leased Real Property is owned by Cope and currently used, occupied or operated by a branch of Sellers, and such lease agreement shall be mutually agreeable to Cope and Purchaser. Leases on real property occupied by other branches of Sellers have been assigned to Purchaser contemporaneously with the execution hereof.

          2.7.  EQUIPMENT LEASES AND SERVICE AGREEMENTS.  Sellers shall obtain,
                ---------------------------------------
as soon as practicable after the Closing and, at no cost, expense or liability (other than any Assumed Liability) to Purchaser, the written consent, in form and substance reasonably satisfactory to Purchaser, of each of the other parties to those Assigned Contracts identified on SCHEDULE 2.7 to the assignment of such Assigned Contracts to the Purchaser, with effect from the Closing and without change in the respective terms and conditions thereof.

3.   REPRESENTATIONS AND WARRANTIES OF SELLER AND THE SAEZ SHAREHOLDERS
     ------------------------------------------------------------------

          To induce Purchaser to enter into and perform this Agreement, Seller and the Saez Shareholders hereby jointly and severally represent, warrant and covenant to Purchaser as follows:

          3.1.  ORGANIZATION, AUTHORITY AND QUALIFICATION.  Each Seller is a
                -----------------------------------------
corporation duly organized and validly existing under the Laws of Florida. Each Seller has full corporate power and authority and is entitled to own or lease its respective properties and to carry on its business as and in all places where such business is conducted and such properties are owned or leased. Neither Seller is required to be qualified as a foreign corporation in any jurisdiction. Each Seller has previously furnished to Purchaser true, correct and complete copies of its articles of incorporation and bylaws. There are no outstanding contracts, demands, commitments or other agreements or arrangements under which either Seller is obliged to sell, convey, transfer or assign any of the Transferred Assets (other than items of inventory in the ordinary course of the Sellers' Business).

          3.2.  CAPACITY; INCONSISTENT OBLIGATIONS.  (a)  Each Seller has the
                ----------------------------------
full corporate power and authority to execute, deliver and perform its obligations under this Agreement and any other agreements contemplated hereby to which it is a party (the "OTHER AGREEMENTS"). Each Saez Shareholder has the full legal capacity to execute, deliver and perform his obligations under this Agreement and the Other Agreements to which he is a party. This Agreement and each of the Other Agreements has been duly and validly executed and delivered by each Seller and each Saez Shareholder and constitutes the valid and legally binding obligation of each such Seller and Saez Shareholder, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar Laws affecting the rights of creditors generally.

          (b) The execution, delivery and performance of this Agreement and each Other Agreement by Sellers and the Saez Shareholders, as applicable, will not
(i) result in a violation of either Seller's articles of incorporation or bylaws or any Law or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment, or any Order, to which either Seller or any Saez Shareholder is a party or by which it or any of its respective assets and properties, including, without limitation, the Transferred Assets, is subject or bound; nor will such actions result in (w) the creation of any Lien on any of the Transferred Assets,
(x) the acceleration or creation of any Liability or obligation of either Seller or any Saez Shareholder, or (y) the forfeiture of any right or privilege of either Seller or any Saez Shareholder.

          (c) All of the issued and outstanding shares of capital stock of each Seller are owned of record and beneficially by the Saez Shareholders and other individuals as set forth on SCHEDULE 3.2, free and clear of any and all Liens, including any adverse claim of any former shareholder of either Seller. Except as set forth on SCHEDULE 3.2, there are no outstanding contracts, demands, commitments or other agreements or arrangements under which any of the Saez Shareholders or either Seller are or may become obligated to sell, transfer or assign any such shares.

          3.3.  CONSENTS.  The execution, delivery and performance by each
                --------
Seller and each Saez Shareholder of this Agreement and any Other Agreement to which each of them is a party do not (a) require the consent, approval or action of, or any filing with or notice to, any Government or other Person, or (b) impose any other term, condition or restriction on Purchaser or either Seller pursuant to any business combination or takeover Law.

          3.4.  LEGAL COMPLIANCE.  Neither Seller is in default under or in
                ----------------
violation of (a) its respective articles of incorporation or bylaws or (b) any Order. The operations of each Seller and its predecessors have been conducted in all material respects in compliance with all applicable Laws. (For purposes of this Section, any violation of applicable Law that could result in imposition of a fine or other monetary penalty upon either Seller or any Saez Shareholder shall be deemed to be a material non-compliance.) Neither Seller has received any notification of any asserted past or present failure by either Seller to comply with any applicable Law in connection with such Seller's operations.

          3.5.  POSSESSION OF LICENSES.    Each Seller possesses all franchises,
                ----------------------
certificates, licenses, permits and other authorizations from Governments and other Persons that are necessary for the ownership, maintenance and operation of its properties and assets and the conduct of its business (except where failure to so possess would not have a material adverse effect on such Seller or its business), and neither Seller is in violation of any thereof.

          3.6.  FINANCIAL STATEMENTS.  Prior to the date hereof, Sellers have
                --------------------
delivered to Purchaser copies of their consolidated financial statements and related documents, as identified in SCHEDULE 3.6 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements include a Consolidated Balance Sheet of Sellers (the "REFERENCE DATE BALANCE SHEET") as of December 31, 1996 (the "REFERENCE DATE"), which is the most recent balance sheet with respect to Sellers. The Financial Statements are true and correct in all material respects, have been prepared in accordance with GAAP, present fairly the financial condition of the Sellers as of the respective dates thereof and the results of operations and cash flows of the Sellers for the periods then ended, and are consistent with the books and records of Sellers. The books and records of the Sellers are currently maintained in accordance with GAAP and are true, correct and complete in all material respects.

          3.7.  LIABILITIES.  Neither Seller has any Liability relating to any
                -----------
Transferred Asset or the operations of such Seller, except (i) those reflected on the Reference Date Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since the Reference Date consistent with such Seller's past experience during the periods covered by the Financial Statements (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of representation or warranty, tort, product liability, infringement or violation of any Law or Order), and (iii) as may be set forth on SCHEDULE 3.7.

          3.8.  TITLE TO PROPERTIES.  Except for any leased items of personal
                -------------------
property set forth in SCHEDULE 3.8(I) and any Liens identified on SCHEDULE 3.8(II) (the "PERMITTED EXCEPTIONS"), Sellers have good, valid and complete title to all of the Transferred Assets, free and clear of all Liens. Each Seller holds a valid and enforceable leasehold interest, free and clear of any other Liens, with respect to each item of personal property identified under such Seller's name in SCHEDULE 3.8(I).

          3.9.  INVENTORIES.  (a)  The Inventories of each Seller are
                -----------
merchantable and conform in all material respects to all orders, contracts or commitments for such goods and customary trade standards for merchantable goods. None of the items included in the Inventories is below standard quality. Each item included in the Inventories reflected on the Reference Date Balance Sheet and the books and records of Sellers has been valued at the lower of cost or market in accordance with GAAP.

          (b) All products held by Sellers for sale to their customers meet the standards of (i) all applicable Laws and (ii) all contractual commitments and warranties of such Seller to its customers. Neither Seller has any Liability, and there is no basis for any Action (as defined in ARTICLE 7), for repair or replacement of any products sold by such Seller or other damages in connection therewith, except for Liabilities and Actions fully covered by manufacturers' warranties.

          (c) No customer of either Seller has any right to return any goods for credit or refund pursuant to any oral or written agreement, understanding or practice which individually or in the aggregate is material, and neither Seller presently has any goods in the possession of any customer on consignment or a similar basis.

          3.10.  PERSONAL PROPERTY.  (a)  All machinery, equipment, vehicles,
                 -----------------
and other items of tangible personal property included in the Transferred Assets which are owned or leased by either Seller are in good condition and repair, subject to normal wear and tear, suited for the use intended and are and have been operated in conformity with all applicable Laws.

          (b) To the knowledge of Sellers and the Saez Shareholders, all lessors of machinery, equipment or other tangible personal property included in the Transferred Assets leased by either Seller have performed and satisfied their respective duties and obligations under such leases. Neither Seller has brought or threatened any Action against any such lessor for failure to perform and satisfy its duties and obligations thereunder.

          3.11.  REAL PROPERTY.  (a)  Neither Seller owns or has any interest
                 -------------
in any parcel or tract of real property. Each parcel or tract of real property used by either Seller is subject to a written lease or sublease to which such Seller is a party as lessee or sublessee (individually a "REAL PROPERTY LEASE"). All such Real Property Leases are valid and in full force and effect in accordance with their terms. Each Seller has previously furnished Purchaser with true, correct and complete copies of all its Real Property Leases. There is not, with respect to any Real Property Lease (i) any default by either Seller, or any event of default or event which with notice or lapse of time, or both, would constitute a default by either Seller or (ii) to the knowledge of Sellers and the Saez Shareholders, any existing default by any other party to any Real Property Lease, or event of default or event which with notice or lapse of time, or both, would constitute a default by any other party to any Real Property Lease.

          (b) The present use, occupancy and operation of the Leased Real Property (as defined in ARTICLE 7), and all Improvements (as defined in ARTICLE
7) to the Leased Real Property, by each Seller are in compliance with all Laws and private restrictive covenants, and to Sellers' and the Saez Shareholders' knowledge there has not been any proposed change thereto that would affect any of the Leased Real Property or its use, occupancy or operation. There exists no conflict or dispute involving either Seller (or to the knowledge of either Seller or the Saez Shareholders, any other Person) with any Government or other Person relating to any Leased Real Property or the activities thereon. No portion of the Leased Real Property is subject to any classification, designation or preliminary determination of any Government or pursuant to any Law which would restrict its use, development, occupancy or operation in connection with either Seller; provided, however, that to the extent any of the Leased Real Property is owned by a Person other than one or more of the Saez Shareholders or their Affiliates, this representation and warranty shall be made to the knowledge of the Sellers and the Saez Shareholders.

          (c) Neither Seller nor, to the knowledge of Sellers and the Saez Shareholders, any other Person, has caused any work or improvements to be performed upon or made to any of the Leased Real Property for which there remains outstanding any payment obligation that would or might serve as the basis for any Lien in favor of the Person who performed the work.

          (d) To the knowledge of Sellers or the Saez Shareholders, all requisite certificates of occupancy and other permits and approvals required of either Seller with respect to the Leased Real Property or the Improvements and the use, occupancy and operation thereof by each Seller have been obtained and paid for and are currently in effect and free of restrictions.

          (e) Cope: (i) is an Affiliate of Pedro Saez; (ii) is a corporation duly organized and validly existing under the Laws of Florida; and (iii) has the full corporate power and authority to execute, deliver and perform its obligations under the lease contemplated by SECTION 2.6 hereof. The lease contemplated by SECTION 2.6 has been duly and validly executed and delivered by Cope and constitutes the valid and legally binding obligation of Cope, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar Laws affecting the rights of creditors generally. The execution, delivery and performance of such lease by Cope will not (i) result in a violation of Cope's articles of incorporation or bylaws or any Law or (ii) result in a breach of, conflict with or default under any term or provision of any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment, or any Order, to which Cope, either Seller or any Saez Shareholder is a party or by which it or any of its respective assets and properties, including, without limitation, the Transferred Assets, is subject or bound; nor will such actions result in (w) the creation of any Lien on any of the Transferred Assets, (x) the acceleration or creation of any Liability or obligation of Cope, either Seller or any Saez Shareholder, or (y) the forfeiture of any right or privilege of Cope, either Seller or any Saez Shareholder. Except as set forth on SCHEDULE 3.11(E), such execution, delivery and performance do not require the consent, approval or action of, or any filing with or notice to, any Government or other Person.

          3.12.  CONTRACTS.  (a)  All of the Assigned Contracts have been
                 ---------
entered into in the ordinary course of business on commercially reasonable terms, are valid and enforceable in all material respects in accordance with their terms, are in full force and effect, and will continue to be valid and enforceable and in full force and effect on identical terms following the Closing and their assignment to Purchaser. All Assigned Contracts can be fulfilled or performed by the respective Seller in accordance with their respective terms without undue or unusual expenditures of money or effort. Each Seller has delivered to Purchaser a true, correct and complete copy of each of the written Assigned Contracts and a complete and accurate summary of the material terms of each oral Assigned Contract.

          (b) Each Seller has performed all obligations to be performed by it as of the date of this Agreement under all Assigned Contracts. Except as set forth in SCHEDULE 1.1(D), there are no existing material defaults, events of default or events which, with the giving of notice or lapse of time or both, would constitute a material default by either Seller under any Assigned Contract. To the knowledge of Sellers and the Saez Shareholders, no event has occurred which may hereafter give rise to any right of termination, acceleration, damages or any other remedy by either Seller under any Assigned Contract against any other party thereto.

          (c) To the knowledge and Sellers and the Saez Shareholders, neither the Closing nor the relationship between Sellers and Purchaser has caused or is likely to cause the termination or nonrenewal of any Assigned Contract.

          3.13.  CUSTOMERS AND SUPPLIERS.  SCHEDULE 3.13 sets forth the names
                 -----------------------
of the top twenty-five customers of each Seller ("SIGNIFICANT CUSTOMERS"). Neither Seller is aware, except as disclosed in SCHEDULE 3.13, that any Significant Customer intends to discontinue or substantially diminish or change its relationship with Purchaser after the date hereof.

          3.14.  LITIGATION; CONTINGENCIES.  No Action is pending or, to the
                 -------------------------
knowledge of Sellers and the Saez Shareholders, threatened against, by or affecting Sellers or the Transferred Assets. There are no unsatisfied judgments or Orders against Sellers, or any of their respective predecessors that constitute a Lien on any Transferred Asset.

          3.15.  TAXES.  Sellers have duly and timely filed all federal,
                 -----
state, municipal, local and foreign, if any, Tax returns and reports (including returns for estimated tax), and all reports and returns of all other Governments having jurisdiction (collectively, "RETURNS") with respect to all Taxes; all such Returns show the correct and proper amount due; and the Taxes shown on all Returns and all Tax assessments received by either Seller have been paid to the extent that such Taxes or estimates are due. Sellers have previously provided true, correct and complete copies of all Returns filed with respect to the two
(2) tax years ending December 31, 1994 and 1995. All Taxes imposed on Sellers by any Government (including all deposits in connection therewith required by applicable Law, and all interest and penalties thereon) which have become due and payable for all periods through the date hereof have been paid in full, and adequate reserves for all other Taxes, whether or not due and payable, and whether or not disputed, have been set up on the books of each Seller, and such reserves will be adequate to pay all Taxes of such Seller for all periods through Closing. There is not now any proposed assessment against either Seller of additional Taxes of any kind. Neither Seller is a party to any Tax sharing or Tax allocation agreement, understanding, arrangement or commitment. There is no dispute or Action concerning any Tax Liability of Sellers raised by a Government in writing. Each Seller has duly, validly and timely elected to be taxed as an S corporation under Subchapter S of the Code. Such elections have never been revoked or terminated and remain in full force and effect as of the date hereof. Except as set forth in SCHEDULE 3.15, such elections were made at a time and in such a manner as not to subject either Seller to any tax on built-in gains in respect of its assets.

          3.16.  EMPLOYMENT AND LABOR MATTERS.  (a) To the knowledge of
                 ----------------------------
Sellers and the Saez Shareholders, no employee, agent, consultant or independent contractor who performs services on a regular basis for either Seller plans to discontinue such relationship with Purchaser after the date hereof.

          (b) Neither Seller is a party to any agreement of any kind which deals with wages, conditions of employment, benefits or other matters affecting the employer/employee relationship with any union, labor organization or employee group. There are no controversies pending, or to the knowledge of Sellers and the Saez Shareholders, threatened, between either Seller and any union, labor organization or employee group representing, or seeking to represent, any of its employees, and there has been no attempt by any union, labor organization or employee group to organize any of either Seller's employees at any time in the past five years. Each Seller has complied in all material respects with all applicable Laws relating to wages, hours, health and safety, payment of social security, withholding and other taxes, maintenance of workers' compensation insurance, labor and employment relations and employment discrimination.

          (c) SCHEDULE 3.16 lists all contracts, agreements or arrangements (written or oral) concerning the employment of any individual employed by Sellers.

          3.17.  EMPLOYEE BENEFIT MATTERS.  (a) SCHEDULE 3.17(A) lists all
                 ------------------------
practices, commitments, arrangements and agreements pursuant to which either Seller provides, directly or indirectly, any benefits for employees of each Seller, including pension, bonus, medical, insurance, profit sharing or any other employee benefits, under any agreements or Laws. Except as set forth on
SCHEDULE 3.17(A), neither Seller, either now or at any time in the past, sponsors, maintains or contributes to any employee pension benefit plan, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Neither Seller is required to contribute, or has ever been required to contribute, to any multi-employer plan within the meaning of Section 3(37)(A) of ERISA.

          (b) SCHEDULE 3.17(B) lists separately all employee benefit plans within the meaning of Section 3(3) of ERISA maintained by each Seller or to which either Seller contributes or is required to contribute (collectively, "ERISA PLANS") for the benefit of any employees of such Seller. True, correct and complete copies of all ERISA Plans, together with related trusts, insurance contracts, summary plan descriptions, annual reports and Form 5500 filings for the past three years, have been delivered to Purchaser.

          (c) Each ERISA Plan has been operated and administered in all material respects in accordance with all applicable Laws, including, without limitation, ERISA and the Code. Neither Sellers nor any of their respective directors, officers, employees or agents, nor to the knowledge of Sellers or the Saez Shareholders, any "party in interest" or "disqualified person" (as such terms are defined in Section 3(14) of ERISA and Section 4975 of the Code) have been engaged in or been a party to any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code). Each ERISA Plan that is a group health plan within the meaning of Section 607(1) of ERISA and
Section 4980B of the Code is in compliance with the continuation coverage requirements of Section 601 of ERISA and Section 4980B of the Code. There are no pending claims or, to the knowledge of Sellers and the Saez Shareholders, threatened claims by or on behalf of any ERISA Plan, by any employee or beneficiary covered under such ERISA Plan or by any Government or otherwise involving such ERISA Plan or any of its fiduciaries (other than for routine claims for benefits).

          (d) Neither Seller is bound to provide, and neither provides, benefits, including, without limitation, death, health or medical benefits (whether or not insured), with respect to current or former employees of either Seller beyond their retirement or other termination of service with such Seller other than (i) coverage mandated by applicable Law, (ii) deferred compensation benefits accrued as Liabilities, or (iii) benefits, the full cost of which is borne by the current or former employee or his beneficiary.

          (e) Neither this Agreement nor any transaction contemplated hereby will (i) entitle any current or former employee, officer or director of either Seller to severance pay, unemployment compensation or any similar or other payment, except as provided in SECTION 2.5 hereof, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefits due any such employee, officer or director.

          3.18.  ENVIRONMENTAL MATTERS.  Each Seller holds all Environmental
                 ---------------------
Permits (as defined in ARTICLE 7) necessary for conducting the business and operations of such Seller and has conducted, and is presently conducting, its business and operations in full compliance with all applicable Environmental Laws (as defined in ARTICLE 7) and Environmental Permits, including, without limitation, all record keeping and filing requirements. Sellers and the Saez Shareholders are not aware of any existing or pending Environmental Law or Environmental Permit requirement with a future compliance date that will require operational changes, business practice modifications or capital expenditures at any Leased Real Property (or any other property presently or formerly owned, operated or controlled by either Seller or as to which either Seller may bear responsibility or Liability), or any Improvements thereon. All Hazardous Materials (as defined in ARTICLE 7) and Solid Waste (as defined in
ARTICLE 7), on, in, or under the Leased Real Property, or owned by either Seller, wherever located, have been properly removed and disposed of, and no past or present disposal, discharge, spill or other release of, or treatment, transportation or other handling of Hazardous Materials or Solid Waste on, in, under or off-site from any Leased Real Property, or to the knowledge of Sellers and the Saez Shareholders, adjacent property, will subject either Seller or any subsequent owner, occupant or operator of such Leased Real Property to corrective or compliance action or any other Liability. There are no presently pending, or to the knowledge of Sellers and the Saez Shareholders, threatened, inquiries, Actions or Orders against or involving Seller (including any other Person for whose acts or omissions either Seller is responsible) relating to any alleged past or ongoing violation of any Environmental Laws or Environmental Permits, nor do Sellers or the Saez Shareholders have any basis to expect any such Action or Order to be threatened, issued or commenced, nor is either Seller subject to any Liability for any such past or ongoing violation.

          3.19.  ABSENCE OF MATERIAL ADVERSE CHANGE.  Since the date of the
                 ----------------------------------
Reference Balance Sheet, Sellers have conducted their businesses only in the ordinary course and consistent with their prior practices, and there have been no events or occurrences that, individually or in the aggregate, have had, or with the passage of time are reasonably likely to have, a material adverse effect on either Seller or its business, operations, condition (financial or otherwise), or prospects.

          3.20.  FULL DISCLOSURE.  No representation or warranty of Sellers or
                 ---------------
the Saez Shareholders contained in this Agreement or any instrument, certificate, agreement or other writing delivered by or on behalf of Sellers or the Saez Shareholders pursuant to this Agreement, or in connection with the transactions contemplated herein contains any untrue or incomplete statement of a material fact or omits to state a material fact necessary to make the statements contained herein not misleading. To the knowledge of Sellers and the Saez Shareholders, there is no fact which adversely affects, or in the future may adversely affect, the business, assets, properties, liabilities, affairs, actual or anticipated results of operations, condition (financial or otherwise), cash flows or prospects of either Seller which has not been or is not disclosed in this Agreement or in the other instruments, certificates, agreements and writings furnished to Purchaser by or on behalf of Sellers or the Saez Shareholders pursuant to this Agreement or in connection with the transactions contemplated herein.

4.   REPRESENTATIONS AND WARRANTIES OF PURCHASER
     -------------------------------------------

          As an inducement to Sellers to enter into and perform this Agreement, Purchaser hereby represents, warrants and covenants to Sellers as follows:

          4.1.  ORGANIZATION.  Purchaser is a corporation duly organized and
                ------------
validly existing under the Laws of the State of Georgia.

          4.2.  AUTHORIZATION; NO INCONSISTENT AGREEMENTS.  Purchaser has full
                -----------------------------------------
corporate power and authority to execute, deliver and perform this Agreement. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes its valid and legally binding obligation, subject to general equity principles, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

          4.3.  INCONSISTENT OBLIGATIONS.  The execution, delivery and
                ------------------------
performance of this Agreement, and the consummation of the transactions contemplated herein will not result in a violation of Purchaser's articles of incorporation or bylaws or any Law, or in a breach of, conflict with or default under any indenture, note, mortgage, bond, security agreement, loan agreement, guaranty, pledge, or other instrument, contract, agreement or commitment, or any Order, to which Purchaser is a party or by which any of Purchaser's assets or properties are subject or bound; nor will such actions result in the creation of any Lien on any of Purchaser's assets or properties, or the acceleration or creation of any debt of Purchaser.

          4.4.  FULL DISCLOSURE.  No representation or warranty of Purchaser
                ---------------
contained in this Agreement, or in any schedule, instrument, certificate, agreement or other writing delivered by Purchaser pursuant to this Agreement or in connection with the transactions contemplated herein, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

5.   INDEMNITIES

          5.1.  INDEMNIFICATION OF PURCHASER.  In accordance with and subject
                ----------------------------
to the provisions of this ARTICLE 5, Sellers and the Saez Shareholders shall jointly and severally indemnify and hold harmless Purchaser, its Affiliates and their respective officers, directors, agents and employees (collectively, the "PURCHASER INDEMNITEES") from and against and in respect of any loss, damage, Liability, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "INDEMNIFIED LOSSES"), suffered or incurred by any Purchaser Indemnitee by reason of, or arising out of:

          (a) any misrepresentation or breach of representation or warranty contained in this Agreement, or in any instrument, certificate, agreement or other writing delivered by or on behalf of either Seller or any Saez Shareholder pursuant to this Agreement or in connection with the transactions contemplated herein, or the breach of any covenant or agreement of either Seller or any Saez Shareholder contained in this Agreement;

          (b) notwithstanding anything to the contrary in any instrument of assignment that may be executed by either Seller and Purchaser, all obligations and Liabilities of Sellers other than the Assumed Liabilities, including, without limitation, all obligations and Liabilities resulting from or arising out of any default, performance or non-performance by either Seller prior to the Closing under or with respect to any Assigned Contract or any of the Receivables;

          (c) any claims, Liabilities, obligations, damages, costs, and expenses, known or unknown, fixed or contingent, claimed or demanded by third Persons arising out of or resulting from Sellers' ownership or operation of their businesses or the Transferred Assets prior to and including the Closing Date;

          (d) any and all losses, Liabilities or damages resulting from or arising out of any failure to comply with any "bulk sales" laws applicable to the transactions contemplated by this Agreement; and

          (e) all Actions, Orders, assessments, fees and expenses incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnification.

          5.2.  INDEMNIFICATION BY PURCHASER.  Purchaser shall indemnify and
                ----------------------------
hold harmless Sellers from, against and in respect of any Indemnified Losses suffered or incurred by either of them by reason of or arising out of (a) Purchaser's failure to pay or perform any of the Assumed Liabilities, (b) any Liability that arises after the Closing Date from Purchaser's ownership or operation of the Transferred Assets; (c) breach of any representation or warranty of Purchaser contained in this Agreement; and (d) breach of any covenant or agreement of Purchaser contained in this Agreement, provided, however, that nothing contained in this SECTION 5.2 shall obligate Purchaser to indemnify Sellers with respect to any matter as to which Sellers or the Saez Shareholders are obligated to indemnify any Purchaser Indemnitee pursuant to
SECTION 5.1.

          5.3. PAYMENT.  Any party having an indemnification obligation
               -------
pursuant to this ARTICLE 5 (an "INDEMNITOR") shall, subject to the provisions of
SECTION 5.4, reimburse any other party entitled to recover Indemnified Losses (an "INDEMNITEE") in accordance with this Section. If the Indemnitor objects to any claim made by an Indemnitee hereunder and the Indemnitee initiates legal action with respect thereto, the Indemnitee agrees to join all affected parties in such action so that the rights and liabilities of the parties under this Agreement with respect to such claim may be resolved in one action. If any claim for Indemnified Losses that does not relate to a claim or Action by a third party arises after the date hereof, the Indemnitee shall provide written notice thereof to the applicable Indemnitor. The amount and liability for such claim shall be deemed final unless the Indemnitor notifies the Indemnitee in writing within 15 days of its receipt of such written notice that it disputes such claim. The Indemnitor shall pay or reimburse the Indemnitee for any such Indemnified Loss within 30 days after such loss is deemed final. Any indemnification claims by Purchaser shall be satisfied first from the Escrow Fund, to the extent thereof, and thereafter by Sellers and the Saez Shareholders, jointly and severally.

          5.4. DEFENSE OF CLAIMS.  (a)  If any claim or Action by a third
               -----------------
party arises after the date hereof for which any party may be liable to indemnify another party under the terms of this

Agreement, then the Indemnitee shall notify the Indemnitor within a reasonable time after such claim or Action arises and is known to the Indemnitee, and shall give the Indemnitor a reasonable opportunity: (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitee; (ii) to take all other required steps or proceedings to settle or defend any such claim or Action; and (iii) to employ counsel to contest any such claim or Action in the name of the Indemnitee or otherwise.

          (b) The expenses of all proceedings, contests or lawsuits with respect to such claims or Actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or Action, then the Indemnitor shall give written notice to the Indemnitee within 30 days after notice from the Indemnitee of such claim or Action (unless the claim or action reasonably requires a response in less than 30 days after the notice is given to the Indemnitor, in which event the Indemnitor shall notify the Indemnitee at least 10 days prior to such reasonably required response date), and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee; provided that the Indemnitee may participate in such defense at its own expense. The Indemnitee shall have the right to control the defense of the claim or Action unless and until the Indemnitor shall (i) assume the defense of such claim or Action, and (ii) acknowledge in writing to the Indemnitee that the Indemnitor shall be obligated under the terms of its indemnity hereunder to the Indemnitees in connection with such claim or Action.

          (c) If the Indemnitor does not assume the defense of, or if after so assuming the Indemnitor fails to defend, any such claim or Action, then Indemnitee may defend against such claim or Action in such manner as the Indemnitee may deem appropriate (provided that the Indemnitor may participate in such defense at its own expense) provided that the Indemnitee may not settle such claim or Action without the Indemnitor's prior written consent, which will not be unreasonably withheld, and the Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, reasonably and necessarily incurred by the Indemnitee in connection with the defense against and settlement of such claim or Action. If no settlement of such claim or Action is made, the Indemnitor shall satisfy any judgment rendered with respect to such claim or in such Action, before the Indemnitee is required to do so, and pay all expenses, legal or otherwise, reasonably and necessarily incurred by the Indemnitee in the defense of such claim or Action.

          (d) If an Order is rendered against the Indemnitee in any Action covered by the indemnification hereunder, or any Lien in respect of such Order attaches to any of the assets of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay any amount required by such Order in full, or discharge such Lien unless, at the expense and request of the Indemnitor, an appeal is taken under which the execution of the Order or satisfaction of the Lien is stayed. If and when a final Order is rendered in any such Action, the Indemnitor shall forthwith pay any amount required by such Order or discharge such Lien before the Indemnitee is compelled to do so.

          (e) Sellers and the Saez Shareholders hereby irrevocably appoint Pedro
J. Saez ("AGENT") as their agent and attorney-in-fact, with full power to negotiate and settle claims for indemnification under ARTICLE 5 hereof, and to perform any other act arising under or pertaining to this Agreement, and the transactions contemplated hereby. The appointment of Agent being coupled with an interest, it shall be irrevocable and shall be binding upon Sellers and the Saez Shareholders and their respective heirs, personal representatives, successors and assigns, and shall not be revoked by the dissolution, death or incapacity of any thereof, provided that Sellers and the Saez Shareholders may, by written notice to Purchaser and duly executed by each Seller and Saez Shareholder, designate a new Agent, any such notice to become effective two (2) business days after the actual receipt thereof by Purchaser. Any notice to the Agent provided in accordance with this Agreement shall be effective as notice upon each Seller and Saez Shareholder.

          5.5.  SURVIVAL.  (a)  No investigation made heretofore by Purchaser
                --------
shall limit or affect the representations, warranties, covenants and indemnities of Sellers and the Saez Shareholders hereunder, each of which shall survive any such investigation. For purposes of the indemnification provided in this
ARTICLE 5, the representations and warranties of Sellers and the Saez Shareholders contained in this Agreement, and all certificates, instruments, agreements or other writings delivered by or on behalf of either Seller or any Saez Shareholder pursuant to this Agreement or in connection with the transactions contemplated herein shall survive any investigation heretofore or hereafter made by Purchaser and the Closing, and shall continue in full force and effect for the periods specified below (the "SURVIVAL PERIOD"):

              (i) the representations and warranties relating to the reporting, payment or liability for Taxes shall survive until the expiration of any applicable statute or period of limitations, and any extensions thereof;

              (ii) the representations and warranties relating to environmental matters shall be of no further force and effect upon the fourth anniversary of the Closing; and

              (iii) all other representations and warranties of Sellers and the Saez Shareholders (other than those contained in SECTIONS 3.1, 3.2,
          3.3 AND 3.8, which shall survive indefinitely) shall be of no further force and effect upon the date that is twenty-four (24) months after the Closing.

          (b) Anything herein to the contrary notwithstanding, the Survival Period shall be extended automatically to include any time period necessary to resolve a claim for indemnification which was made prior to the expiration of the Survival Period but not resolved prior to its expiration, but any such extension shall apply only as to the claims asserted and not so resolved within the Survival Period. Liability for any such item shall continue until such claim shall have been finally settled, decided or adjudicated.

          5.6.  LIMITATIONS.  (a)  Seller shall not be obligated under this
                -----------
ARTICLE 5, other than pursuant to SECTIONS 5.1(B) and 5.1(E) or for breaches of any representation and warranty contained in SECTIONS 3.1, 3.2, 3.3 OR 3.8 hereof, to indemnify the Purchaser Indemnitees with respect to any Indemnified Losses unless, until, and only to the extent that, the Indemnified Losses exceed $25,000.00.

          (b) The maximum liability of Sellers and the Saez Shareholders in the aggregate under this Agreement for a breach of the representations and warranties contained in ARTICLE 3 shall be limited to the Preliminary Purchase Price, as adjusted pursuant to SECTION 1.12.

6.   MISCELLANEOUS
     -------------

          6.1.  NOTICES.  All notices and other communications required or
                -------
permitted to be given or made hereunder shall be in writing and delivered personally or sent by pre-paid, first class certified or registered mail, return receipt requested, or by facsimile transmission, to the intended recipient thereof at its address or facsimile number set out below. Any such notice or communication shall be deemed to have been duly given immediately (if given or made in person or by facsimile confirmed by mailing a copy thereof to the recipient in accordance with this SECTION 6.1 on the date of such facsimile), or three days after mailing (if given or made by mail), and in proving same it shall be sufficient to show that the envelope containing the same was delivered to the delivery or postal service and duly addressed, or that receipt of a facsimile was confirmed by mailing as provided above. The addresses and facsimile numbers of the parties for purposes of this Agreement are:

        (i)  If to Purchaser:             Pameco Corporation
                                          1000 Center Place
                                          Norcross, Georgia  30093
                                          Attn:  Mark Graham
                                          Telephone No.:         (770) 798-0695
                                          Facsimile No.:         (770) 798-0681

             With copies to:              Kilpatrick Stockton LLP
                                          Suite 2800
                                          1100 Peachtree Street
                                          Atlanta, Georgia 30309-4530
                                          Attn:  James Steinberg, Esq.
                                          Telephone No.:         (404) 815-6500
                                          Facsimile No.:         (404) 815-6555

        (ii) If to the Sellers/:          Saez Refrigeration, Inc.
             Saez Shareholders            Saez Refrigeration of Hialeah, Inc.
                                          8290 N.W. 25th Street
                                          Miami, Florida 33122
                                          Attn:  Pedro J. Saez
                                          Telephone No.:         (305) 592-2330
                                          Facsimile No.:         (305) 477-0709

             With copies to:              Shutts & Bowen LLP
                                          1500 Miami Center
                                          201 South Biscayne Boulevard
                                          Miami, Florida  33131
                                          Attn: Raul J. Salas, Esq.
                                          Telephone No.:         (305) 379-9146
                                          Facsimile No.:         (305) 381-9982

          (b) Any party may change the address(es) or facsimile number(s) to which notices or other communications to such party shall be delivered, mailed or transmitted by giving notice thereof to the other parties hereto in the manner provided herein.

          6.2.  COUNTERPARTS.  This Agreement may be executed in any number of
                ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

          6.3.  GOVERNING LAW.  The validity and effect of this Agreement
                -------------
shall be governed by and construed and enforced in accordance with the laws of the State of Georgia, without regard to its conflicts of laws rules.

          6.4.  SUCCESSORS AND ASSIGNS AND SUBSTITUTE PURCHASER.  This
                -----------------------------------------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Sellers and the Saez Shareholders may not assign, delegate or otherwise transfer any of their respective rights or obligations under this Agreement without the prior written consent of Purchaser. This Agreement may be assigned by Purchaser to any Affiliate of Purchaser, but no such assignment shall relieve Purchaser of its obligations hereunder.

          6.5.  PARTIAL INVALIDITY AND SEVERABILITY.  All rights and
                -----------------------------------
restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any Law and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any term of this Agreement, or part thereof, not essential to the commercial purpose of this Agreement is held to be illegal, invalid or unenforceable by a Tribunal of competent jurisdiction, then the remaining terms hereof, or part thereof, shall constitute the agreement of the parties with respect to the subject matter hereof and all such remaining terms, or parts thereof, shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

          6.6.  WAIVER.  Any term or condition of this Agreement may be waived
                ------
at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing expressly referring to this Agreement and signed by such party. No failure on the part of any party hereto to exercise, and no delay in exercising any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto of any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

          6.7.  CONSTRUCTION.  As used herein, unless the context otherwise
                ------------
requires: (i) references to "Article" or "Section" are to an article or section hereof; (ii) references to "Exhibits" and "Schedules" are to Exhibits and Schedules attached hereto, which are incorporated herein by reference and made a part hereof; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; (iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof; (v) the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include all genders, and (vi) references to "Sellers" or "the Saez Shareholders" (or to "either Seller" or "any Saez Shareholder") are deemed to apply to them both individually and collectively.

          6.8.  INTERPRETATION.  The parties are equally responsible for the
                --------------
content of this Agreement. In any Action which involves the interpretation of an alleged ambiguity, the language herein shall not be more strictly construed against one party (as the drafter) than the other.

          6.9.  ENTIRE AGREEMENT.  This Agreement supersedes all prior
                ----------------
discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement (together with the Exhibits and Schedules hereto) contains the sole and entire agreement between the parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of the party entitled to the benefit of the provision against whom enforcement is sought.

          6.10.  DISPUTE RESOLUTION.  (a) Any and all disputes arising out of
                 ------------------
or in connection with the negotiation, execution, interpretation, performance or nonperformance of this Agreement and the transactions contemplated herein (other than the payment of monies) shall be solely and finally settled by arbitration which shall be conducted in Atlanta, Georgia, in accordance with the Rules for Non-Administered Arbitration of Business Disputes (the "RULES") as promulgated from time to time by the CPR Institute for Dispute Resolution in New York, New York (the "CPR"), by a panel of three arbitrators selected by the CPR in accordance with the Rules (the "ARBITRATORS"). The Arbitrators shall be lawyers experienced in corporate acquisition transactions and shall not have been employed by or affiliated with any of the parties or their Affiliates. The parties hereby renounce all recourse to litigation and agree that the award of the Arbitrators shall be final and subject to no judicial review. The Arbitrators shall decide the issues submitted to them, in writing, and in accordance with: (i) the provisions and commercial purposes of this Agreement; and (ii) the laws of the State of Georgia (without regard to its conflicts of laws rules).

          (b) The parties agree to facilitate the arbitration by: (i) making available to one another and to the Arbitrators for examination, inspection and extraction all documents, books, records and personnel under their control if determined by the Arbitrators to be relevant to the dispute; (ii) conducting arbitration hearings to the greatest extent possible on successive days; and
(iii) observing strictly the time periods established by the Rules or by the Arbitrators for submission of evidence or briefs.

          (c) Judgment on the award of the Arbitrators may be entered in any court having jurisdiction over the party against which enforcement of the award is being sought. The Arbitrators shall divide all costs (other than fees of counsel) incurred in conducting the arbitration in their final award in accordance with what they deem just and equitable under the circumstances.

7.   DEFINITIONS
     -----------

          For purposes of this Agreement, the following terms have the meanings specified in this ARTICLE 7. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

          "ACTION" means any action, suit, litigation, complaint, counterclaim, claim, petition, investigation, mediation contest, set-off or administrative proceeding, whether at law, in equity, in arbitration or otherwise, and whether conducted by or before any Government, any Tribunal or any other Person.

          "AFFILIATE" of any Person means any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with the former person, where "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

          "ENVIRONMENTAL LAW" means a Law relating to health, safety or the environment, including, without limitation, a Law relating to the manufacture, generation, processing, distribution, application, use, treatment, transport or handling, storage (whether alone or below ground) of, or emissions, discharges, releases or threatened releases into the environment (including ambient air, surface water, ground water, soil and subsoil) of, pollutants, contaminants, petroleum products, chemicals, or industrial waste, Hazardous Materials, other solids, liquids, gases or wastes (including Solid Waste), heat, light, noise, radiation, electro-magnetic fields and other forms of matter or energy of every kind and nature and the proper containment and disposal of the same, or to occupational or worker safety and health.

          "ENVIRONMENTAL PERMITS" means all permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules required by applicable Environmental Laws, or issued by a Government pursuant to applicable Environmental Law, or entered into by agreement of the party to be bound, relating to activities that affect health, safety or the environment, including without limitation, permits, licenses, certificates, approvals, authorizations, regulatory plans and compliance schedules for air emissions, water discharges, pesticide and herbicide or other agricultural chemical storage, use or application, and Hazardous Material or Solid Waste generation, use, storage, treatment and disposal.

          "GAAP" means generally accepted accounting principles, consistently applied.

          "GOVERNMENT" means any federal, national, state, provincial, local, municipal, or foreign government or any department, commission, board, bureau, agency, instrumentality, unit, or taxing authority thereof.

          "HAZARDOUS MATERIAL" means any substance or material, including, without limitation, any raw material, commercial product, waste or waste product that, because of its quantity, concentration, or physical, chemical or infectious characteristics may cause or significantly contribute to an increase in mortality or an increase in serious, irreversible or incapacitating illness, or pose a substantial hazard to human health or the environment, including without limitation all substances and materials designated as hazardous or toxic under any applicable Environmental Law and including, without limitation, gasoline, fuel oil and other petroleum products.

          "IMPROVEMENTS" means all buildings, structures and other improvements of any and every nature located on the Leased Real Property and all fixtures attached or affixed, actually or constructively, to the Leased Real Property or to any such buildings, structures or other improvements.

          "KNOWN," "TO THE KNOWLEDGE OF," "AWARE" or words of similar import employed in this Agreement with reference to any individual or entity shall be conclusively presumed to mean that the individual or entity has made reasonable and diligent efforts under the circumstances to become knowledgeable; in the case of each Seller, "knowledge" shall be deemed to be the individual and collective knowledge (as defined above) of its directors and senior officers and managers, and the "knowledge" of either Seller shall be deemed the

"knowledge" of both; the knowledge of the Saez Shareholders shall be deemed to be their individual and collective knowledge (as defined above). Notwithstanding the foregoing, for purposes of SECTIONS 3.13 AND 3.16(A) only, "known," "to the knowledge of," "aware" and any words of similar import shall mean actual knowledge without any obligation to investigate.

          "LAWS" mean all federal, national, international, state, provincial, local, municipal or foreign constitutions, statutes, rules, regulations, ordinances, acts, codes, legislation, treaties, conventions, judicial decisions, common law, equity or similar laws or legal requirements as in effect from time to time.

          "LEASED REAL PROPERTY" means all leasehold and similar interests in real property leased from third parties by either Seller, and all of Sellers' rights, title and interest in and to all Improvements thereon, together with all easements, rights of way, licenses and other interests therein.

          "LIABILITY" means any liability or obligation whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due.

          "LIEN" means any mortgage, pledge, hypothecation, security interest, encumbrance, claim, restriction on use, lien or charge of any kind, or any rights of others, however evidenced or created (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the lien notice records, Uniform Commercial Code indices or other similar public records of any jurisdiction.

          "ORDERS" means any order, writ, judgment, decree, ruling, citation, summons, directive, consent agreement, or award of or by any Tribunal or entered by consent of the party to be bound.

          "PERSON" means an individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, or Government.

          "TAXES" means any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation income, gross receipts, excise, property, sales, use, customs, value added, consumption, transfer, license, payroll, employee income, withholding, social security, and franchise taxes, now or hereafter imposed or levied by the United States of America, any state, or any Government or by any department, agency or other political subdivision or taxing authority thereof or therein, all deposits required in connection therewith, and all interests, penalties, additions to tax, and other similar liabilities with respect thereto.

          "TERRITORY" means the State of Florida and the countries identified on SCHEDULE F attached hereto.

          "TRIBUNAL" means any federal, national, state, local, municipal or foreign court, governmental agency, administrative body or agency, tribunal, private alternative dispute resolution system, or arbitration panel.



                    [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, the parties have executed this Agreement or caused it to be executed by their duly authorized officers and agents as of the day and year first above written. Signatures of the parties transmitted by facsimile shall be valid and binding for all purposes.

           PURCHASER:                      PAMECO CORPORATION


     (CORPORATE SEAL)                      By:
                                              -----------------------------
                                               Name:
                                                    -----------------------
                                               Title:
                                                     ----------------------



             SELLERS:                      SAEZ REFRIGERATION, INC.


     (CORPORATE SEAL)                      By:
                                              -----------------------------
                                               Name:
                                                    -----------------------
                                               Title:
                                                     ----------------------


                                           SAEZ REFRIGERATION OF HIALEAH, INC.


     (CORPORATE SEAL)                      By:
                                              -----------------------------
                                               Name:
                                                    -----------------------
                                               Title:
                                                     ----------------------



          SAEZ
          SHAREHOLDERS:                    --------------------------------
                                           PEDRO J. SAEZ


                                           --------------------------------
                                           CONSUELO C. SAEZ


                                           --------------------------------
                                           JORGE SAEZ